UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 22, 2014

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]                                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]                                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]                                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                 Submission of Matters to a Vote of Security Holders.

On May 22, 2014, GNC Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  The following proposals were considered and voted upon by the Company’s stockholders at the Annual Meeting: (1) the election of nine directors for one-year terms expiring in 2015; (2) ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors for the Company’s fiscal year ending December 31, 2014; and (8) the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers in 2013, as disclosed in the Company’s proxy materials for the Annual Meeting.

1.                                    The following individuals were elected to serve as directors of the Company.  Votes were cast as follows:

Nominee	For	Against	Withheld	Broker Non-Votes
Jeffrey P. Berger	71,110,677	0	3,672,668	4,608,312
Alan D. Feldman	71,116,681	0	3,666,664	4,608,312
Joseph M. Fortunato	65,666,967	0	9,116,378	4,608,312
Michael F. Hines	71,188,443	0	3,594,902	4,608,312
Amy B Lane	71,191,085	0	3,592,260	4,608,312
Philip E. Mallott	71,187,216	0	3,596,129	4,608,312
Robert F. Moran	71,187,468	0	3,595,877	4,608,312
C. Scott O’Hara	71,114,639	0	3,668,706	4,608,312
Richard J. Wallace	71,119,704	0	3,663,641	4,608,312

2.                                    The appointment of PwC as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2014 was ratified.  Votes were cast as follows:

For	Against	Abstain
75,780,494	3,436,773	174,390

3.                                    The 2013 compensation paid to the Company’s named executive officers was approved by non-binding vote.  Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
69,298,230	4,494,119	990,996	4,608,312

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2014	GNC HOLDINGS, INC.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer
and Secretary